EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview,  NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO ANNOUNCES FIRST QUARTER 2009 FINANCIAL RESULTS

Plainview, NY, April 27, 2009 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the first quarter ended March 31, 2009. Veeco will host a conference call reviewing these results at 5:00pm today at 877-856-1962 (toll free) or 719-325-4839.  The call will also be webcast live on the Veeco website at www.veeco.com.  A replay of the call will be available beginning at 8:00pm tonight through midnight on May 12, 2009 at 888-203-1112 or 719-457-0820, using passcode 5418442, or on the Veeco website. A slide presentation reviewing these results has also been posted on our website.

Veeco reports its results on a generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.

GAAP Results ($M except EPS)

	Q109	Q108
Revenues	$62.8	$102.3
Net loss	$(20.9)	$(2.3)
(Loss) EPS	$(0.66)	$(0.07)

Non-GAAP Results ($M except EPS)

	Q109	Q108
(Loss) EBITA	$(9.7)	$6.9
(Loss) EPS	$(0.22)	$0.13

John R. Peeler, Veeco’s Chief Executive Officer, commented, “Veeco’s first quarter results were in line with guidance in an extremely challenging market environment. Our balance sheet remained healthy with Veeco’s quarter-ending cash balance standing at $93 million after a $9.6 million earn-out was paid for our 2008 solar acquisition. We are on-track with cost reduction plans, including increased outsourcing, manufacturing consolidation, materials cost management and workforce reductions. These efforts have already yielded declines in manufacturing overhead, service and operating expenses of over 20% since the third quarter of 2008.”

Mr. Peeler continued, “Veeco’s first quarter orders were $53 million, with extremely weak business conditions in all segments.  LED & Solar orders were $28 million, down 26% from the first quarter of last year and 35% sequentially.  One bright spot in Veeco’s first quarter order rate is that we continue to build our solar business even in this difficult time: we booked a large, multi-system order from a Korean company entering the CIGS solar market, as well as orders for thermal sources from several leading European CIGS manufacturers. Data Storage orders were $8 million, down 44% sequentially to a historically low level, as customers continued their capital spending freeze. Metrology orders were $17 million, down approximately 45% both sequentially and compared to last year’s first quarter, with weakness across all end markets including semiconductor, data storage, scientific research and industry.”

First Quarter 2009 Summary

Veeco’s revenue for the first quarter of 2009 was $62.8 million, compared to $102.3 million in the first quarter of 2008.  Veeco’s first quarter operating loss, including $4.4 million in restructuring charges and a $1.5 million inventory write-off, was ($18.9) million, compared to operating income of $0.2 million in the first quarter of 2008 (which also included restructuring and other charges). Veeco’s first quarter 2009 (loss) earnings before interest, taxes and amortization (EBITA) excluding certain items was a loss of ($9.7) million compared to EBITA of $6.9 million in the prior year.  First quarter 2009 net loss was ($20.9) million, or ($0.66) per share, compared to a net loss of ($2.3) million, or ($0.07) per share, last year.  Excluding certain charges and using a 35% tax rate in both periods as detailed in the attached financial tables, loss per share was ($0.22) in the first quarter of 2009, compared to earnings per share of $0.13 in 2008. Historical financial data reflects the retrospective application of FASB Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments” which impacted the classification of debt, equity and the incurrence of non-cash interest expense.

Business Outlook and Guidance

Mr. Peeler commented, “We have moved swiftly to restructure Veeco in light of the very challenging start to 2009, and saw the initial impact of these cost reduction actions in the first quarter. Given the low first quarter order rate, beginning in the second quarter of 2009 we will be implementing additional cost cutting actions, primarily consisting of temporary salary reductions, reductions in bonuses and profit sharing, and plant shut-downs.  These actions, when combined with those already underway, will reduce Veeco’s manufacturing overhead, service and operating expenses by approximately $40 million in 2009 compared to last year.”

“While we remain extremely cautious about business conditions, we see early signs of improvement going forward,” continued Mr. Peeler. “These include improved equipment utilization rates, better quoting activity across our three businesses and no significant additional push-outs. We currently believe that second quarter orders will improve from the trough levels we experienced in the first quarter.”

Veeco’s second quarter 2009 revenues are currently forecasted to be between $60-70 million. Veeco is currently forecasting a per share loss of between ($0.64) — ($0.48) on a GAAP basis for the second quarter of 2009. Veeco expects to incur charges to earnings in the range of $2.7 to $3.2 million related to restructuring activities during the second quarter. Excluding these charges, amortization of $1.9 million, non-cash equity-based compensation of $2.3 million and non-cash interest of $0.7 million, and using a 35% tax rate, Veeco’s second quarter loss per share is currently forecasted to be between ($0.24) to ($0.15) on a non-GAAP basis. Please refer to the attached financial tables for more details.

Mr. Peeler concluded, “We remain confident that Veeco will emerge from the present downturn with leading edge technology, a solid balance sheet and a leaner, more cost-effective organizational structure. Despite the near-term pause in customer spending, we continue to invest heavily in R&D to remain aligned with technology roadmaps across our three businesses.  We anticipate strong multi-year LED industry growth tied to further adoption for applications such as TVs and laptops, driving purchases of Veeco MOCVD tools.  In Solar, we are excited about customer interest in our CIGS thin film solar equipment product line. In Data Storage, we remain focused on providing customers with solutions that increase thin film magnetic head areal density while maximizing their equipment return on capital. In Metrology, Veeco is receiving positive customer response to our recently launched Dimension® ICON™ and BioScope™ Catalyst™ AFMs, and continue to accelerate development of new high-performance products, featuring expanded functionality and ease of use.”

About Veeco

Veeco Instruments Inc. manufactures enabling solutions for customers in the HB-LED, solar, data storage, semiconductor, scientific research and industrial markets. We have leading technology positions in our three businesses: LED & Solar Process Equipment, Data Storage Process Equipment, and Metrology Instruments. Veeco’s manufacturing and engineering facilities are located in New York, New Jersey, California, Colorado, Arizona, Massachusetts and Minnesota. Global sales and service offices are located throughout the U.S., Europe, Japan and APAC. http://www.veeco.com/

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2008 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2009	2008

Net sales	$62,849	$102,307
Cost of sales	42,467	59,681
Gross profit	20,382	42,626

Operating expenses:
Selling, general and administrative expense	18,607	22,628
Research and development expense	12,886	14,726
Amortization expense	1,829	1,956
Restructuring expense	4,431	2,875
Asset impairment charge	—	285
Other expense, net	1,486	4
Total operating expenses	39,239	42,474

Operating (loss) income	(18,857)	152

Interest expense, net	1,709	1,605

Loss before income taxes	(20,566)	(1,453)
Income tax provision	378	919
Net loss including noncontrolling interest	(20,944)	(2,372)
Net loss attributable to noncontrolling interest	(42)	(76)
Net loss attributable to Veeco	$(20,902)	$(2,296)

Loss per common share:
Net loss attributable to Veeco	$(0.66)	$(0.07)
Diluted net loss attributable to Veeco	$(0.66)	$(0.07)

Weighted average shares outstanding	31,515	31,161
Diluted weighted average shares outstanding	31,515	31,161

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$93,048	$103,799
Accounts receivable, net	37,911	59,659
Inventories, net	88,729	94,930
Prepaid expenses and other current assets	6,217	6,425
Deferred income taxes	2,077	2,185
Total current assets	227,982	266,998

Property, plant and equipment, net	63,275	64,372
Goodwill	59,160	59,160
Other assets, net	36,858	39,011
Total assets	$387,275	$429,541

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$25,050	$29,610
Accrued expenses	50,307	66,964
Deferred profit	1,425	1,346
Current portion of long-term debt	200	196
Income taxes payable	13	354
Total current liabilities	76,995	98,470

Deferred income taxes	4,771	4,540
Long-term debt	98,971	98,330
Other non-current liabilities	1,941	2,391
Total non-current liabilities	105,683	105,261

Shareholders’ equity attributable to Veeco	203,855	225,026
Noncontrolling interest	742	784
Total shareholders’ equity	204,597	225,810

Total liabilities and shareholders’ equity	$387,275	$429,541

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating (loss) income to (loss) earnings excluding certain items

(In thousands, except per share data)

(Unaudited)

	Three months ended March 31,
	2009		2008

Operating (loss) income	$(18,857)		$152

Adjustments:

Amortization expense	1,829		1,956
Equity-based compensation expense	1,398		1,609
Restructuring expense	4,431	(1)	2,875	(2)
Asset impairment charge	—		285	(3)
Inventory write-off	1,526	(4)	—

(Loss) earnings before interest, income taxes and amortization excluding certain items (“EBITA”)	(9,673)		6,877

Interest expense, net	1,709		1,605
Adjustment to add back non-cash portion of interest expense	(699	)(5)	(713	)(5)
(Loss) earnings excluding certain items before income taxes	(10,683)		5,985

Income tax benefit (provision) at 35%	3,739		(2,095)

Loss (earnings) excluding certain items	(6,944)		3,890

Loss attributable to noncontrolling interest, net of income tax benefit at 35%	(27)		(49)

(Loss) earnings excluding certain items attributable to Veeco	$(6,917)		$3,939

(Loss) earnings excluding certain items per diluted share attributable to Veeco	$(0.22)		$0.13

Diluted weighted average shares outstanding	31,515		31,301

(1) During the first quarter of 2009, the Company recorded a restructuring charge of $4.4 million, consisting primarily of personnel severance and related costs.

(2) During the first quarter of 2008, the Company recorded a restructuring charge of $2.9 million, consisting of $2.6 million of costs associated with the consolidation and relocation of the lease for our Corporate headquarters, and $0.3 million of personnel severance costs.

(3) During the first quarter of 2008, the Company recorded a $0.3 million asset impairment charge related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(4) During the first quarter of 2009, the Company recorded a $1.5 million inventory write-off in its Data Storage segment associated with the discontinuance of certain products.  This was included in cost of sales in the GAAP income statement.

(5) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating (Loss) Income to EBITA

(In thousands)

(Unaudited)

	Three months ended
	March 31, 2009	March 31, 2008
LED & Solar Process Equipment
Bookings	$28,521	$38,677
Revenues	$22,202	$42,132

Operating (loss) income	$(5,377)	$8,105
Amortization expense	775	487
Equity-based compensation expense	156	75
Restructuring expense	734	—
(Loss) EBITA **	$(3,712)	$8,667

Data Storage Process Equipment
Bookings	$7,818	$40,610
Revenues	$16,905	$24,078

Operating loss	$(5,201)	$(2,548)
Amortization expense	405	952
Equity-based compensation expense	252	151
Restructuring expense	1,386	124
Inventory write-off	1,526	—
(Loss) EBITA **	$(1,632)	$(1,321)

Metrology
Bookings	$16,711	$29,972
Revenues	$23,742	$36,097

Operating (loss) income	$(5,642)	$1,226
Amortization expense	577	406
Equity-based compensation expense	236	126
Restructuring expense	2,124	190
(Loss) EBITA **	$(2,705)	$1,948

Unallocated Corporate
Operating loss	$(2,637)	$(6,631)
Amortization expense	72	111
Equity-based compensation expense	754	1,257
Restructuring expense	187	2,561
Asset impairment charge	—	285
(Loss) EBITA **	$(1,624)	$(2,417)

Total
Bookings	$53,050	$109,259
Revenues	$62,849	$102,307

Operating (loss) income	$(18,857)	$152
Amortization expense	1,829	1,956
Equity-based compensation expense	1,398	1,609
Restructuring expense	4,431	2,875
Inventory write-off	1,526	—
Asset impairment charge	—	285
(Loss) EBITA **	$(9,673)	$6,877

** Refer to footnotes on “Reconciliation of operating (loss) income to (loss) earnings excluding certain items” for further details.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating loss to loss excluding certain items

(In thousands, except per share data)

(Unaudited)

	Guidance for the three months ended June 30, 2009
	LOW		HIGH

Operating loss	$(18,100)		$(13,000)

Adjustments:

Amortization expense	1,900		1,900
Restructuring expense	3,200	(1)	2,700	(1)
Equity-based compensation expense	2,300		2,300

Loss before interest, income taxes and amortization excluding certain items (“EBITA”)	(10,700)		(6,100)

Interest expense, net	1,700		1,700
Adjustment to add back non-cash portion of interest expense	(700	)(2)	(700	)(2)

Loss excluding certain items before income taxes	(11,700)		(7,100)

Income tax benefit at 35%	(4,095)		(2,485)

Loss excluding certain items	(7,605)		(4,615)

Loss attributable to noncontrolling interest, net of income tax benefit at 35%	—		—

Loss excluding certain items attributable to Veeco	$(7,605)		$(4,615)

Loss per diluted share excluding certain items attributable to Veeco	$(0.24)		$(0.15)

Diluted weighted average shares outstanding	31,600		31,600

(1) During the second quarter of 2009, the Company expects to record a restructuring charge between $2.7 and $3.2 million.

(2) Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items (“EBITA”), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.